NEWS RELEASE FOR IMMEDIATE RELEASE

Agrium Provides Market Update

April 2, 2014 – ALL AMOUNTS ARE STATED IN U.S.$

Calgary, Alberta – Agrium Inc. (TSX and NYSE: AGU) announced today that the late spring season this year is expected to result in first quarter earnings per share just above breakeven. The slow start to the spring season is expected to impact the timing of Wholesale, and to a lesser extent Retail, earnings. First quarter Wholesale results were also impacted by reduced rail availability and the usual lag in realized wholesale nutrient prices.

Additionally, the Carseland nitrogen facility experienced a failure in the auxiliary boiler on March 22, 2014. There will be an unplanned shutdown to fix the boiler which is expected to be complete in the second half of May 2014. The shutdown is anticipated to lower product availability of urea by approximately 100,000 tonnes and ammonia by approximately 20,000 tonnes in the second quarter of 2014.

Agrium will provide guidance for the second quarter with our first quarter results, to be issued on May 6, 2014. Agricultural fundamentals continue to improve and we anticipate a strong spring season which will benefit both Retail and Wholesale results in the second quarter.

About Agrium

Agrium Inc. is a major Retail supplier of agricultural products and services in North America, South America and Australia and a leading global Wholesale producer and marketer of all three major agricultural nutrients and the premier supplier of specialty fertilizers in North America. Agrium’s strategy is to provide the crop inputs and services needed to feed a growing world. We focus on maximizing shareholder returns by driving continuous improvements to our base businesses, pursuing value-added growth opportunities across the crop input value chain and returning capital to shareholders.

Forward-Looking Statements

Certain statements and other information included in this press release constitute “forward-looking information” within the meaning of applicable Canadian securities legislation or constitute “forward-looking statements” within the meaning of applicable U.S. securities legislation (collectively, the “forward-looking statements”). All statements in this press release, other than those relating to historical information or current conditions, are forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such forward-looking statements. All of the forward-looking statements are qualified by the assumptions that are stated or inherent in such forward-looking statements, including the assumptions listed below. Although Agrium believes that these assumptions are reasonable, this list is not exhaustive of the factors that may affect any of the forward-looking statements and the reader should not place an undue reliance on these assumptions and such forward-looking statements.

Events or circumstances that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to: general economic, market and business conditions, weather conditions; crop prices; the supply and demand and price levels for our major products; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax and other laws or regulations and the interpretation thereof, and political risks, including civil unrest, actions by armed groups or conflict, as well as counterparty and sovereign risk, the risk that identified repairs related to the Carseland facility outage are not completed as originally assessed; and other risk factors detailed from time to time in Agrium reports filed with the Canadian securities regulators and the Securities and Exchange Commission in the United States.

Agrium disclaims any intention or obligation to update or revise any forward-looking statements in this press release as a result of new information or future events, except as may be required under applicable U.S. federal securities laws or applicable Canadian securities legislation.

FOR FURTHER INFORMATION:

Investor/Media Relations:

Richard Downey, Vice President, Investor & Corporate Relations

(403) 225-7357

Todd Coakwell, Director, Investor Relations

(403) 225-7437

Louis Brown, Analyst, Investor Relations

(403) 225-7761

Contact us at: www.agrium.com